UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2007
McAFEE, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	77-0316593
(State or other Jurisdiction	001-31216	(I.R.S. Employer Identification No.)
of incorporation)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 13, 2007, McAfee, Inc. (the “Company”) received notice from Dale L. Fuller informing the Company of his resignation from the Company’s board of directors effective July 16, 2007. As previously disclosed, Mr. Fuller is eligible to receive a bonus at the sole discretion of the Company’s board of directors as partial consideration for his service to the Company as interim president and chief executive officer from October 10, 2006 through April 1, 2007. In this regard, the Company will pay a bonus to Mr. Fuller in the amount of $435,000 (less applicable withholding taxes). In addition, the Company will amend the stock option agreement issued to Mr. Fuller pursuant to the Company’s director stock option plan to provide that the post-termination exercise period set forth in the stock option agreement shall be extended such that Mr. Fuller may exercise the vested portion of his option (16,667 shares) until the earlier of 90 calendar days following the date upon which the Company again becomes current in its reporting obligations under the Securities Exchange Act of 1934, as amended, or December 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Date: July 19, 2007	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer and Chief Financial Officer